Exhibit 99.1

The following amendment has been made to the Result of Annual General Meeting (‘AGM’) announcement released on May 8, 2025 at 14:00 under RNS Number 9352H.

The number of votes against resolution 6. To elect Dr. David Wheadon, has been updated to 14,624,894.

All other details remain unchanged.

The full amended text is shown below.

Indivior PLC (the ‘Company’)

Result of Annual General Meeting (‘AGM’)

May 8, 2025

The Company announces the voting results of its AGM, held earlier today at the Marlborough Theatre, No. 11 Cavendish Square, London, W1G 0AN. All resolutions were duly passed by shareholders by way of a poll.

Details of each resolution are set out in the Notice of Meeting circulated to shareholders on March 27, 2025. The voting results, incorporating proxy votes lodged in advance of the AGM, are set out below and will be made available on the Company’s website at http://www.indivior.com/en/investors/shareholder-information.

RESOLUTION	VOTES FOR	%	VOTES AGAINST	%	VOTES TOTAL	% of ISC VOTED[1]	VOTES WITHHELD[2]
1. To receive the Annual Report and Accounts	79,773,958	100.00%	2,502	0.00%	79,776,460	63.94%	227,842
2. To approve the Directors’ Remuneration Report	76,166,363	95.31%	3,747,204	4.69%	79,913,567	64.05%	90,735
3. To approve the Directors’ Remuneration Policy	74,447,950	93.16%	5,464,988	6.84%	79,912,938	64.05%	91,364
4. To elect Joseph Ciaffoni	79,725,151	99.72%	225,142	0.28%	79,950,293	64.08%	54,009
5. To elect Daniel Ninivaggi	78,875,142	98.66%	1,073,927	1.34%	79,949,069	64.08%	55,232
6. To elect Dr. David Wheadon	65,324,886	81.71%	14,624,894	18.29%	79,949,780	64.08%	54,521
7. To re-elect Dr. Keith Humphreys	71,220,343	89.08%	8,732,129	10.92%	79,952,472	64.08%	51,830
8. To re-elect Barbara Ryan	66,278,304	82.93%	13,645,584	17.07%	79,923,888	64.06%	80,414
9. To re-elect Mark Stejbach	66,449,177	83.11%	13,503,305	16.89%	79,952,482	64.08%	51,820
10. To re-elect Juliet Thompson	65,523,796	81.98%	14,399,386	18.02%	79,923,182	64.06%	81,120

11. To re-appoint PricewaterhouseCoopers LLP as Auditor	79,077,334	98.90%	880,211	1.10%	79,957,545	64.08%	46,757
12. To authorize the Audit & Risk Committee to determine the remuneration of the Auditor	79,820,100	99.83%	138,138	0.17%	79,958,238	64.08%	46,064
13. To authorize the Company and any of its UK subsidiaries to make political donations and incur political expenditure	78,832,165	98.79%	964,328	1.21%	79,796,493	63.96%	207,808
14. To authorize the Directors to allot shares	79,153,182	99.09%	723,748	0.91%	79,876,930	64.02%	127,372
15. To authorize the Directors to disapply pre-emption rights up to 10% of the issued capital (Special Resolution)	78,961,024	98.82%	941,908	1.18%	79,902,932	64.04%	101,370
16. To authorize the Directors to disapply pre-emption rights up to an additional 10% for transactions which the Board determines to be an acquisition or other capital investment (Special Resolution)	78,287,338	98.02%	1,584,404	1.98%	79,871,742	64.02%	132,559
17. To authorize market purchases of the Company’s ordinary shares (Special Resolution)	79,831,447	99.94%	48,147	0.06%	79,879,594	64.02%	124,708
18. To call a general meeting other than an annual general meeting on not less than 14 clear days’ notice (Special Resolution)	78,847,776	98.60%	1,119,509	1.40%	79,967,285	64.09%	37,017
19. To adopt the new Articles of Association (Special Resolution)	79,666,957	99.64%	290,995	0.36%	79,957,952	64.08%	46,350

Notes:

1.

As at the close of business on May 8, 2024, the total number of ordinary shares of US$0.50 eligible to be voted at the AGM was 124,769,533. Therefore, the total voting rights in the Company as at that time was 124,769,533.

2.	A vote withheld is not a vote in law and is not counted in the calculation of the votes for or against a resolution.

A copy of the special business resolutions will be submitted to the National Storage Mechanism and will be available to view at https://data.fca.org.uk/#/nsm/nationalstoragemechanism in due course.

Computershare Investor Services PLC acted as scrutineer of the poll on all resolutions.

Key Contacts:

Jason Thompson

VP, Investor Relations

+1 804-402-7123 or jason.thompson@indivior.com

Tim Owens

Director, Investor Relations

+1 804-263-3978 or timothy.owens@indivior.com

Alice Givens

Company Secretary

+1 804-659-7741 or alice.givens@Indivior.com

About Indivior

Indivior is a global pharmaceutical company working to help change patients’ lives by developing medicines to treat opioid use disorder (OUD). Our vision is that all patients around the world will have access to evidence-based treatment for the chronic conditions and co-occurring disorders of OUD. Indivior is dedicated to transforming OUD from a global human crisis to a recognized and treated chronic disease. Building on its global portfolio of OUD treatments, Indivior has a pipeline of product candidates designed to expand on its heritage in this category. Headquartered in the United States in Richmond, VA, Indivior employs over 1,000 individuals globally and its portfolio of products is available in over 30 countries worldwide. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/indivior.

Indivior PLC’s Legal Entity Identifier code is 213800V3NCQTY7IED471.